Exhibit 5.1

March 13, 2007

MTM Technologies, Inc. 850 Canal Street Stamford, CT 06902

Ladies and Gentlemen:

We have represented MTM Technologies, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of an aggregate amount of 1,050,732 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, to be offered and sold by the Selling Securityholders (as defined below). The Shares consist of:

(i) 600,732 shares of Common Stock issuable upon conversion of the Company’s Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock par value $.001 per share (the “Series A Preferred Stock”) held by Pequot Private Equity Fund III, L.P., Pequot Offshore Private Equity Partners III, L.P., Constellation Venture Capital II, L.P., Constellation Venture Capital Offshore II, L.P., The BSC Employee Fund VI, L.P., and CVC Partners II, LLC (collectively the “Selling Securityholders”) as follows:

(A)
Pequot Private Equity Fund III, L.P: 85,606 shares of Series A-1 Preferred Stock, 52,586 shares of Series A-2 Preferred Stock, 50,564 shares of Series A-3 Preferred Stock, 134,114 shares of Series A-4 Preferred Stock, and 68,767 shares of Series A-5 Preferred Stock;

(B)
Pequot Offshore Private Equity Partners III, L.P.: 12,067 shares of Series A-1 Preferred Stock, 7,413 shares of Series A-2 Preferred Stock, 7,127 shares of Series A-3 Preferred Stock, 18,905 shares of Series A-4 Preferred Stock, and 9,693 shares of Series A-5 Preferred Stock;

March 13, 2007

(C)	Constellation Venture Capital II, L.P.: 28,802 shares of Series A-3 Preferred Stock, 41,115 shares of Series A-4 Preferred Stock, and 6,912 shares of Series A-5 Preferred Stock;

(D)	Constellation Venture Capital Offshore II, L.P: 15,327 shares of Series A-3 Preferred Stock, 21,879 shares of Series A-4 Preferred Stock, and 3,678 shares of Series A-5 Preferred Stock;

(E)	The BSC Employee Fund VI, L.P.: 12,843 shares of Series A-3 Preferred Stock, 18,335 shares of Series A-4 Preferred Stock, and 3,082 shares of Series A-5 Preferred Stock; and

(F)	CVC Partners II, LLC: 719 shares of Series A-3 Preferred Stock, 1,026 shares of Series A-4 Preferred Stock, and 6,912 shares of Series A-5 Preferred Stock; and

(ii) 450,000 shares of Common Stock issuable upon exercise of warrants (the “Warrants”) held by the Selling Securityholders.

The Preferred Stock and the Warrants are outstanding and currently owned by the Selling Securityholders. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies, and the authenticity of originals of such latter documents.

Based upon the foregoing, we are of the opinion that as of the date hereof the Shares to be issued in accordance with the terms of the Series A Preferred Stock and Warrants, have been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery, in the case of the Series A Preferred Stock, upon conversion of such Series A Preferred Stock in accordance with the terms of such Series A Preferred Stock, and in the case of the Warrants, payment of the exercise price therefor in the manner contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Thelen Reid Brown Raysman & Steiner LLP

THELEN REID BROWN RAYSMAN & STEINER LLP